Exhibit 23

March 1, 2022

San Juan Basin Royalty Trust

PNC Bank, Trustee

116 Allegheny Center Mall

Pittsburgh, PA 15212

Ladies and Gentlemen:

Cawley, Gillespie & Associates, Inc. hereby consents to the use of the oil and gas reserve information in the San Juan Basin Royalty Trust Securities and Exchange Commission Form 10-K for the year ended December 31, 2021 and in the San Juan Basin Royalty Trust Annual Report for the year ended December 31, 2021 based on reserve reports prepared by Cawley, Gillespie & Associates, Inc. and dated March 1, 2022.

Sincerely,

CAWLEY, GILLESPIE & ASSOCIATES, INC.